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NATIONAL CITY CORPORATION                                          EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)


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                                                               Year Ended December 31
                                    ---------------------------------------------------------------
(Dollars in Thousands)                    1999        1998         1997        1996        1995
---------------------------------------------------------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income taxes             $2,148,613  $1,647,277   $1,640,033  $1,441,787   $1,208,000
Interest on non-deposit interest
  bearing liabilities                   1,277,054     998,753      738,923     611,741      673,000
Portion of rental expense deemed
  representative of interest               30,567      30,397       27,597      25,053       23,563
                                     --------------------------------------------------------------
Total income for computation
  excluding interest on deposits        3,456,234   2,676,427    2,406,553   2,078,581    1,904,563

Interest on deposits                    1,635,533   1,846,276    1,813,251   1,862,084    1,975,000
                                     --------------------------------------------------------------
Total income for computation
  including interest on deposits       $5,091,767  $4,522,703   $4,219,804  $3,940,665   $3,879,563
                                     ==============================================================

Fixed charges excluding interest
  on deposits                          $1,307,621  $1,029,150   $  766,520  $  636,794   $  696,563
                                     ==============================================================
Fixed charges including interest
  on deposits                          $2,943,154  $2,875,426   $2,579,771  $2,498,878   $2,671,563
                                     ==============================================================

Ratio excluding interest on
  deposits                                  2.64x       2.60x        3.14x       3.26x        2.73x
Ratio including interest on
  deposits                                  1.73x       1.57x        1.64x       1.58x        1.45x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits       $3,456,234  $2,676,427   $2,406,553  $2,078,581   $1,904,563
                                     ==============================================================
Total income for computation
  including interest on deposits       $5,091,767  $4,522,703   $4,219,804  $3,940,665   $3,879,563
                                     ==============================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                      $1,307,621  $1,029,150   $  766,520  $  636,794   $  696,563
Pre-tax preferred stock dividends           2,691       3,357           --       6,197       22,815
                                     --------------------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                  1,310,312   1,032,507      766,520     642,991      719,378
Interest on deposits                    1,635,533   1,846,276    1,813,251   1,862,084    1,975,000
                                     --------------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                      $2,945,845  $2,878,783   $2,579,771  $2,505,075   $2,694,378
                                     ==============================================================

Ratio excluding interest on
  deposits                                  2.64x       2.59x        3.14x       3.23x        2.65x
Ratio including interest on
  deposits                                  1.73x       1.57x        1.64x       1.57x        1.44x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                 $1,635,533  $1,846,276   $1,813,251  $1,862,084   $1,975,000
  Interest on non-deposit interest
    bearing liabilities                 1,277,054     998,753      738,923     611,741      673,000
                                     --------------------------------------------------------------
    Total interest charges             $2,912,587  $2,845,029   $2,552,174  $2,473,825   $2,648,000
                                     ==============================================================

Rental Expense:
  Building rental expense                $ 92,626    $ 92,112     $ 83,627    $ 75,918     $ 71,403
  Portion of rental expense deemed
    representative of interest             30,567      30,397       27,597      25,053       23,563

Preferred Stock Charge:
  Preferred stock dividends                 1,749       2,182           --       4,028       14,830
  Pre-tax preferred dividends               2,691       3,357           --       6,197       22,815
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